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EXHIBIT 21

              SUBSIDIARIES OF UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                                 STATE OF                NAME UNDER WHICH
NAME                                             INCORPORATION           SUBSIDIARY DOES BUSINESS
----                                             -------------           ------------------------
                                                                         UBP Universal Brake Parts
Universal Automotive, Inc.                       Illinois                Jet Automotive
UBP Canholdings, Inc.                            Canada                  N/A
UBP Brake Parts, Inc.                            Canada                  N/A
International Discus Corporation                 Canada                  N/A
UBP Hungary, Inc.                                Delaware                N/A
UBP Csepel Iron Foundry                          Hungary                 UBP Csepel Iron Foundry, KFT
E Parts eXchange, Inc.                           Illinois                N/A
Universal Automotive of Virginia, Inc.           Virginia                N/A